EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S 3 (File No. 333 213942) and Forms S-8 (File No. 333 191497, 333 211287) of The York Water Company of our report dated March 5, 2018, relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.
/s/Baker Tilly Virchow Krause, LLP
Baker Tilly Virchow Krause, LLP
York, Pennsylvania
March 6, 2018